UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 12, 2007

Date of Report (date of Earliest Event Reported)

EMPIRE ENERGY CORPORATION INTERNATIONAL

(Exact Name of Registrant as Specified in its Charter)

Nevada	1-10077	87-0401761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 College Boulevard, Suite 240

Leawood, Kansas 66211

(Address of principal executive offices, including zip code)

(913) 663-2310

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information relating to the underlying direct financial obligation was originally reported in detail in the Company’s current report on Form 8-K filed January 10, 2007, which is incorporated into this item 2.04 by reference.

Wind City, Inc. (“Wind City”) is the holder of i) a $4,000,000 Floating Rate Note Due 2008 issued by Great South Land Minerals, a wholly owned subsidiary of the Company (the “Note”) and ii) a Warrant to purchase 26,666,667 shares of Company Class A common stock (the “Warrant”). The terms of the Warrant require Wind City to give 15 days written notice prior to exercise. On November 12, 2007, Wind City notified the Company it is exercising its Warrant, in part, for the purchase of 666,680 shares of class A common stock at a total exercise price of $100,002. Further Wind City instructed the Company to redeem the Note, apply all proceeds of such redemption towards the exercise price, and to transfer all excess proceeds (which shall not be less than $3,899,998) to Wind City. The Company is working to refinance the remaining balance of the Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Date: November 21, 2007	By:	/s/ John Garrison
John Garrison Secretary